As filed with the Securities and Exchange Commission on June 29, 2001
                                                             Registration No.333
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          --------------------------

                              PROSOFTTRAINING.COM
            (Exact Name of Registrant as Specified in Its Charter)

                        3001 Bee Caves Road, Suite 300
                              Austin, Texas 78746
                                (512) 328-6140
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
                        Registrant's Executive Offices)

                       Nevada                                            87-0448639
  (State or Other Jurisdiction of Incorporation or          (I.R.S. Employer Identification No.)
                   Organization)

                               JERRELL M. BAIRD
                            Chief Executive Officer
                              ProsoftTraining.com
                        3001 Bee Caves Road, Suite 300
                              Austin, Texas 78746
                                (512) 328-6140
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
                              Agent For Service)
                             --------------------
                                   Copy to:
                               William L. Twomey
                             Hewitt & McGuire, LLP
                     19900 MacArthur Boulevard, Suite 1050
                           Irvine, California 92612
                             --------------------
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

     If only the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

     Pursuant to Rule 429 of the Securities Act of 1933, the Prospectus contained herein is a combined Prospectus relating to securities registered hereby and under Registration Statement No. 333-40982, Registration Statement No. 333-11247, Registration Statement No. 333-28993, Registration Statement No. 333-35249, Registration Statement No. 333-30336, Registration Statement No. 333-53000, and Registration Statement No. 333-57764.

                             --------------------

                                                 CALCULATION OF REGISTRATION FEE

       =======================================================================================================================
              Title of Each Class                            Proposed Maximum     Proposed Maximum
                 of Securities               Amount to be     Offering Price     Aggregate Offering          Amount of
                to be Registered              Registered       Per Share (1)          Price (1)           Registration Fee
       -----------------------------------------------------------------------------------------------------------------------
       Common Stock, par value $0.001          684,134             $1.20             $820,896.80              $205.24
       per share (2)
       =======================================================================================================================

(1) Calculated pursuant to Rule 457(c) on the basis of the last trade price of the Company's Common Stock on June 25, 2001, as reported by the NASDAQ NMS.

(2) An additional 3,387,291 shares of Common Stock to be sold by stockholders have been registered under an earlier Registration Statement on Form S-1 (File No. 333-11247) which was initially declared effective by the Securities and Exchange Commission ("SEC") on November 27, 1996; an additional 595,664 shares of Common Stock to be sold by stockholders have been registered under another Registration Statement on Form S-1 (File No. 333-28993) which was initially declared effective by the SEC on July 2, 1997; an additional 1,894,258 shares of Common Stock to be sold by stockholders have been registered under an earlier Registration Statement on Form S-3 (File No. 333-35249) which was initially declared effective on March 3, 1999; an additional 298,070 shares of Common Stock to be sold by stockholders have been registered under an earlier Registration Statement on Form S-3 (File No. 333-30336) which was initially declared effective on February 28, 2000; an additional 3,599,983 shares of Common Stock to be sold by stockholders have been registered under an earlier Registration Statement on Form S-3 (File No. 333-40982) which was initially declared effective on July 19, 2000; an additional 753,561 shares of Common Stock to be sold by stockholders have been registered under an earlier Registration Statement on Form S-3 (File No. 333-53000) which was initially declared effective on January 10, 2001; and an additional 154,831 shares of Common Stock to be sold by stockholders have been registered under an earlier Registration Statement on Form S-3 (File No. 333-57764) which was initially declared effective on April 11, 2001. Accordingly, all eight Registration Statements use the Prospectus that is a part of this Registration Statement.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                               6,209,961 Shares

                              PROSOFTTRAINING.COM
                                 Common Stock


         Shares of common stock of ProsoftTraining.com are being offered for resale by certain of our stockholders by this Prospectus. The Shares being offered include 4,930,535 shares presently outstanding shares and 1,279,426 shares which are issuable upon exercise of outstanding common stock purchase warrants. The Shares will be sold from time to time by the Selling Stockholders named in this Prospectus through public or private transactions, on or off the Nasdaq National Market System, at prevailing market prices, or at privately negotiated prices. We will not receive any of the proceeds from the sale of the Shares, other than the exercise price of any common stock purchase warrants which are exercised.

         The Common Stock is traded on the Nasdaq National Market System under the symbol "POSO." The closing bid price of the Common Stock was $1.20 on June 25, 2001.


                        ------------------------------


         Investing in the Common Stock Involves a High Degree of Risk. You Should Purchase Shares Only if You Can Afford a Complete Loss. See "Risk Factors" beginning on Page 3.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                        Prospectus dated July __, 2001

                             ABOUT THIS PROSPECTUS

         This Prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission (the "SEC"). The Prospectus relates to 6,209,961 shares (the "Shares") of our common stock ("Common Stock") which the selling stockholders named in this Prospectus (the "Selling Stockholders") may sell from time to time. We will not receive any of the proceeds from such sales, other than the exercise price of any common stock purchase warrants which are exercised.

         The Shares have not been registered under the securities laws of any state or other jurisdiction as of the date of this Prospectus. Brokers or dealers should confirm the existence and exemption from registration or effectuate such registration in connection with any offer and sale of the Shares.


                               TABLE OF CONTENTS

                                                                                                             PAGE
                                                                                                             ----
Risk Factors..............................................................................................     3
Where You Can Find More Information.......................................................................    11
About ProsoftTraining.com.................................................................................    13
The Offering..............................................................................................    14
Use of Proceeds...........................................................................................    14
Selling Stockholders......................................................................................    15
Plan of Distribution......................................................................................    18
Experts...................................................................................................    19

                                 RISK FACTORS

         You should carefully consider the risks described below, together with all other information included or incorporated by reference in this prospectus, before you decide whether to purchase shares of our common stock.

         We are subject to a number of risks related to our business strategy, our industry, our stock and this offering. We describe some of these risks below. If any of these risks materialize, our business, financial condition and results of operations could be harmed, the market price of our common stock could decline, or both.

Risks Related to Our Business Strategy

We have refocused our business strategy, and our new strategy may not be successful.

         Prior to March 1998, our strategy was to deliver training in vocational and advanced technical subjects directly to students through a nationwide network of training centers. In March 1998, we began to close our training center network and refocus our efforts on selling our education and certification programs through other third party training providers and directly to companies that wish to provide internal training to employees. It is too early to know whether the refocusing of our business strategy will help us achieve long-term success. Companies that implement major changes in their business strategy can face challenging risks and unexpected difficulties.

We have relied, and expect to continue to rely, on a limited number of customers for the majority of our revenue, and any loss of revenue or delay in receiving revenue from these customers could harm our financial performance.

         Each quarter, we derive a significant portion of our revenue from a small number of customers, and we expect that we will continue to depend upon a small number of customers for a significant portion of our revenue. In fiscal 2000, IBM's Software Group and Global Services Division represented 22.9% of our revenue. If we lose IBM as a customer, or if revenue from IBM is delayed, our operating results could suffer.

We must deliver courses and certification standards that meet the needs of our customers or our business will suffer.

         The market for Information Technology ("IT") certification, education and training products is characterized by rapidly changing technologies, frequent new product and service introductions and evolving industry standards. The growth in the use of the Internet and intense competition in our industry exacerbate these market characteristics. To be competitive, we must develop and introduce on a timely basis course content and certification standards that meet the needs of companies seeking to use our courseware, and certification programs. The quality of our education programs depends in large part on our ability to frequently update our courses and develop new content to adapt to rapidly changing technologies and customer demands. Prior to our development of internal expertise in a particular subject matter, we receive courseware content from, and depend on the cooperation of, the following sources:

         . training center providers, who provide us with information on the types of courses and modes of training demanded by their customers;

         . Internet-related technologies experts, who provide us with courseware content and updates; and

         . standards bodies such as the World Wide Web Consortium, and industry associations such as Association of Internet Professionals, Internet Webmasters Association and Computing Technology Industry Association, who convene industry participants to set standards and guidelines for IT technologies, job roles and certification.

         If we do not have internally-developed expertise in a particular subject matter and we are unable to receive information from the sources listed above in a timely manner, we may not be able to develop or deliver specialized courses or updates for our customers in the time frame they are expecting. Even if we do receive necessary information from third parties, if our employees and consultants, upon whom we rely for instructional planning and course design expertise, fail to complete their work in a timely manner, we will be unable to meet customer expectations. Any prolonged delays could lead to a failure to satisfy a customer's demands and damage our reputation.

If we are unsuccessful in increasing public recognition of our CIW brand, we may be unable to grow our business.

         We believe that establishing and maintaining favorable perception of our CIW brand in the Internet industry, particularly among businesses seeking to hire qualified Internet professionals, is critical to attracting and expanding our customer base. To build our CIW brand, we must succeed in our marketing efforts, provide high-quality services and products and achieve widespread acceptance of our certification standards. The Internet education and certification market is new and evolving and our long-term success is dependent on our ability to be perceived as a leading provider. If we fail to successfully promote and maintain our CIW brand, we may be unable to grow our business.

The variability and length of our sales cycle for our IT education and certification programs may make our operating results unpredictable and volatile.

         The period between our initial contact with a potential customer and the first purchase of our programs by that customer typically ranges from 3 to 9 months, and in some cases is considerably longer. Additionally, the initial sales are often only a fraction of the potential total value of the customer relationship, and the full sales potential may not be realized for several years. Factors which may contribute to the variability and length of our sales cycle include the time it takes:

         . for us to educate potential customers about the benefits of our education and certification programs;

         . for our potential customers to assess the value of our educational and certification programs;

         . for our potential customers to evaluate our competitors' educational and certification programs;

         . for our potential customers to complete internal budget and approval processes, which in many large corporations can be an extended period; and

         o for us to educate our potential customers' sales forces and instructors.

As a result of our variable and lengthy sales cycle, we have only a limited ability to forecast the timing and size of specific sales, which makes it difficult to predict quarterly financial performance.

Our business is subject to seasonal fluctuations, which may adversely affect our revenue and operating results.

         Our revenue and income vary from quarter to quarter due to seasonal and other factors. Our course titles are organized primarily into five day courses which are held during the span of a typical business week. Because of the Thanksgiving, Christmas and New Year holidays that occur during the second quarter of our fiscal year, up to four weeks during that fiscal quarter have fewer than five business days. In the European market, August is usually a slow month because many workers take their four week summer holiday at that time. Our training providers are typically unable to offer our courses during those weeks, which results in a reduction in orders for our courseware and lower royalty payments under existing courseware licenses. As a result, we experience greater revenue in the second half of our fiscal year, February through July, than in the first half of our fiscal year, August through January and specifically, our revenue will typically be lower in our second fiscal quarter than during the rest of our fiscal year. If we fail to properly manage our financial operations during these seasonal fluctuations, our revenue and operating results may be adversely affected.

If we fail to manage our growth effectively, we may not be able to take advantage of business opportunities or adequately support our existing customer base, which would severely impact our ability to compete.

         Our recent rapid growth has placed, and future anticipated growth is likely to continue to place, a considerable strain on our managerial resources. We plan to continue to expand our sales and marketing, administration, content and technology development. To manage this growth effectively, we will need to improve our financial and managerial controls and our reporting systems and procedures. In addition, we will need to expand, train and manage our work force. If we fail to manage our growth effectively, we will not be able to capitalize on attractive business opportunities and may fail to adequately support our existing customer base. Should this occur, our reputation and competitive position could be damaged.

Our future growth depends on successful hiring and retention of skilled personnel, and we may be unable to hire and retain the skilled personnel we need.

         The growth of our business and revenues will depend in large part upon our ability to attract and retain sufficient numbers of highly skilled employees, course content developers and technical, sales and marketing personnel. Our success also depends significantly on our ability to leverage our relationships with our CIW Authorized Training Providers, or CIW ATPs, and other existing customers, and to increase our presence in existing and new markets, including academic, vocation and e-learning markets. Our ability to do this depends on our ability to increase our sales and marketing staff by recruiting, training, motivating and managing highly skilled sales and marketing employees. Our failure to attract and retain highly skilled course content developers and technical, sales and marketing personnel may limit the rate at which we can grow and may otherwise harm our business and financial performance.

We currently intend to continue to expand internationally and, as a result, we could become subject to new risks.

         We intend to continue to expand our business internationally. This will require significant management attention and financial resources and could subject us to new risks, including:

         . little or no protection of our intellectual property rights in some foreign countries;

         .     difficulties in staffing and managing international operations;

         . difficulties in developing content localized for international jurisdictions;

         . protectionist laws and business practices that favor local competitors;

         . multiple, conflicting and changing governmental laws and regulations;

         .     slower adoption of industry certification;

         .     differences in learning styles;

         .     longer sales and payment cycles;

         .     greater difficulties in collecting accounts receivable;

         .     fluctuations in currency exchange rates;

         .     political and economic instability;

         .     potentially adverse tax consequences; and

         . increases in tariffs, duties, price controls or other restrictions on foreign currencies or trade barriers imposed by foreign countries.

         If we are unable to successfully enter or compete in international markets, our growth may be slowed.

Any acquisitions that we undertake could be difficult to integrate, disrupt our business and damage our financial performance.

         We have in the past acquired and may in the future acquire or make investments in complementary businesses, technologies, services or products if appropriate opportunities arise. We may have trouble achieving the anticipated benefits of these acquisitions. If we acquire a company in the future, we could have difficulty integrating that company's personnel, operations, technology, products or services with our business. In addition, the key personnel of the acquired company may decide not to work for us. These difficulties could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations. Furthermore, we may incur indebtedness or issue equity securities to pay for any future acquisitions. The issuance of equity securities could be dilutive to our existing stockholders.

Our inability to protect our intellectual property and proprietary rights and our Internet domain names could lead to unauthorized use of our courseware or certification tests and hurt our business.

         Our success depends, in part, on our ability to protect our proprietary rights and technology. We rely on a combination of copyrights, trademarks, service marks, trade secret laws and employee and third-party nondisclosure agreements to protect our proprietary rights. Despite our efforts to protect these rights, unauthorized parties may attempt to duplicate or copy our courseware, certification tests or delivery technology or obtain and use information that we regard as proprietary. In addition, the laws of many countries do not protect our proprietary rights to as great an extent as do the laws of the United States. As a consequence, effective trademark, service mark, copyright and trade secret protection may not be available in every country in which we make our courseware available. In addition, it is possible that third parties could acquire trademarks or domain names that are substantially similar or conceptually similar to our trademarks or domain names. This could decrease the value of our trademarks or domain names and hurt our business. The regulation of domain names in the United States and in foreign countries is subject to change. The relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. As a result, we may not be able to acquire or maintain exclusive rights to our domain names in the United States or in other countries in which we conduct business.

We could be subject to legal actions based upon the content we obtain from third parties over whom we exert limited control.

         It is possible that we could become subject to legal actions based upon claims that our courseware content infringes the rights of others or is erroneous. Any such claims, with or without merit, could subject us to costly litigation and divert our financial resources and management personnel. If those claims are successful, we may be required to alter our courseware content, pay financial damages or obtain content from others.

Our products may be susceptible to claims by other companies that our products infringe upon their copyrights or other intellectual property rights, which could adversely affect our business and financial condition.

         If any of our products violate the proprietary rights of third parties, we may be required to modify our educational programs or to obtain licenses to continue offering our educational programs without substantial reengineering. Any efforts to reengineer our products or obtain licenses from third parties may not be successful and, in any case, could have a material adverse effect on our business and financial performance by substantially increasing our costs. Failure to prevail in a dispute concerning our intellectual property rights could impair our right to market our products which, in turn, could have a material adverse effect on our business and financial results.

The continued services and leadership of senior management are critical to our ability to maintain our growth and any loss of key personnel could adversely affect our business.

         Our future success depends to a significant degree on the skills and efforts of our Chief Executive Officer, Jerrell M. Baird, our Chief Operating Officer, David I. Perl, and our Chief Financial Officer, Robert Gwin, as well as other key senior technical, sales and marketing executives. If we lose the services of these executives or any other senior executives, and especially if one or more of these executives joins a competitor or forms a competing company, our business and our ability to successfully implement our business plan could be seriously harmed.

We may require additional funding and our prospects of obtaining future funding are uncertain.

         We currently anticipate that our available cash resources will be sufficient to meet our anticipated working capital and capital expenditure requirements for at least the next 12 months. We may need to raise additional funds, however, to fund more rapid expansion, to develop new courseware or update existing courseware, to enhance existing services, to respond to competitive pressures or to acquire complementary products, businesses or technologies. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders will be reduced and the newly issued securities may have rights, preferences or privileges senior to those of holders of our common stock. Additional financing may not be available on terms favorable to us, or at all. If adequate funds are not available, or are not available on acceptable terms, our ability to fund our expansion, take advantage of unanticipated opportunities, develop or enhance our services or otherwise respond to competitive pressures could be significantly limited.

Risks Related to Our Industry

Our industry is intensely competitive and we may lose market share to companies developing similar services and products and to larger competitors with greater resources.

         Few economic barriers exist to prevent entry into our markets by new competitors. A number of other companies offer products and services similar to ours, and additional competitors may emerge in the near future. Our primary certification competitors include:

         .     iGeneration, which offers certification and courseware;

         . the trade association CompTIA, which has introduced an Internet skills certification, called i-Net+, that competes with our CIW Foundations certification; and

         . other trade associations, including the Association of Web Professionals, the World Organization of Webmasters and the Internet Webmasters Association, each of which has either released or announced plans to offer Internet skills certifications.

         We not only face competition from companies offering similar services and products, but from internal training units of large corporations as well. Many of our existing competitors have substantially greater capital resources, technical expertise, marketing experience, research and development status, established customers and facilities than we do. These companies represent a significant competitive challenge to our education and certification programs and require us to spend more money on sales, marketing and courseware development to successfully compete.

         In addition, as competition continues to intensify, we expect the Internet education and certification market to undergo significant price competition and we expect to face increasing price pressures from customers. As a result, if we are not able to successfully compete with existing and future competitors, our financial performance would be materially adversely affected.

Because IT skills training products and services may not be viewed by companies as essential to their business, demand for our products may be especially susceptible to adverse economic conditions.

         Our business and financial performance may be damaged by adverse financial conditions affecting our target customers or by a general weakening of the economy. Some companies may not view IT training or certification as critical to the success of their business. If these companies experience disappointing operating results, whether as a result of adverse economic conditions, competitive issues or other factors, they may decrease or forego education and certification expenditures before limiting their other expenditures.

If Internet usage fails to grow or declines, or if commerce conducted over the Internet is not accepted by consumers and businesses, our future sales and profits may be adversely affected.

         Our business depends on the continued growth and acceptance of the Internet by our customers, students and students' employers. A number of factors may inhibit Internet usage, including inadequate network infrastructure, security concerns, and inconsistent quality of service and lack of availability of cost-effective, high-speed service. As Internet usage grows, the communications infrastructure may not be able to support the demands placed on it by this growth and its performance and reliability may decline. In addition, Internet sites have experienced interruptions in their service as a result of outages and other delays occurring throughout the Internet network infrastructure. If these outages or delays frequently occur in the future, Internet usage could grow more slowly or decline. In this event, our Internet education and certification programs would be less attractive and our business and future growth prospects would be impaired.

Future regulation of the Internet could reduce the value of our Internet education and certification programs.

         Future regulation of the Internet could reduce the value of Internet education and certification programs. Federal and state laws governing the Internet remain largely unsettled and regulations that apply to the Internet may become more prevalent in the future. New laws could dampen the growth in use of the Internet generally and decrease the acceptance of the Internet as a commercial medium. In addition, existing laws such as those governing intellectual property and privacy may be interpreted to apply to the Internet. In 1998, the federal government enacted a three-year moratorium prohibiting states and local governments from imposing new taxes on electronic commerce transactions. Upon expiration of this moratorium, if it is not extended, states or other governments might levy sales or use taxes on electronic commerce transactions. An increase in the taxation of electronic commerce transactions might make the Internet a less attractive medium for commercial transactions. The governments of foreign countries may also attempt to regulate the Internet and electronic commerce.

Risks that Relate to Our Stock and this Offering

Our quarterly operating results will vary, which may affect the market price of our common stock in a manner unrelated to our long-term performance.

         Our operating results have varied from quarter to quarter in the past and are likely to vary significantly in the future. As a result, our operating results may be below the expectations of public market analysts or investors, causing the market price of our common stock to decline significantly. In addition to the factors identified above, some of the factors that may influence the volatility of our operating results include:

         .     seasonal fluctuations in revenue; and

         . unexpected costs and delays relating to the expansion of operations, including acquisitions of new courseware content in response to changing technology and evolving standards.

         Due to these factors, revenue and operating results for the foreseeable future are difficult to forecast and you should not rely on period-to-period comparisons of results of operations as an indication of our future performance. Our current and future expense estimates are largely fixed and based, to a significant degree, on our estimates of future revenue. We will likely be unable to, or may elect not to, reduce spending quickly enough to offset any unexpected revenue shortfall.

         Any quarterly shortfall in revenue or earnings from expected levels, or other short-term failures to meet the expectations of securities analysts or the market in general, can have an immediate and damaging effect on the market price of our common stock.

Our common stock may experience extreme price and volume fluctuations.

     The stock market, from time to time, has experienced extreme price and volume fluctuations. The market prices of the securities of IT related companies have been especially volatile, including fluctuations that often are unrelated to the operating performance of the affected companies. Broad market fluctuations of this type may adversely affect the market price of our common stock.

     The market price of our common stock has fluctuated since we became a public company. Our stock price could continue to fluctuate significantly due to a variety of factors, including:

     .   public announcements concerning us, our competitors or our industry;

     .   fluctuations in our operating results;

     . introductions of new education or certification programs by us or our competitors;

     .   identification of formal certification standards and changes thereto;

     .   changes in equity research analysts' revenue or earnings estimates; and

     .   announcements of technological innovations.

     In the past, companies that have experienced volatility in the market price of their stock have been the target of securities class action litigation. If we were sued in a securities class action, our management's attention and resources would be diverted and we would incur substantial costs.

Anti-takeover provisions under Nevada law and in our Bylaws and stockholders' rights plan could delay or deter tender offers or takeover attempts, which could adversely affect the market price of our common stock.

     Our Bylaws contain certain provisions that may discourage other persons from attempting to acquire control of us. These provisions include, but are not limited to:

     .   A staggered Board of Directors.

     . The elimination of the right of stockholders to act by written consent without a meeting, except unanimously.

     . The establishment of advance notice requirements for director nominations and actions to be taken at annual meetings.

     Such provisions, as well as the anti-takeover provisions of Sections 78.411 through 78.444 of the Nevada Revised Statutes and the existence of our stockholders' rights plan, could impede a merger, consolidation, takeover or other business combination involving us or discourage a potential acquirer from making a tender offer or otherwise attempting to take control of us. In certain circumstances, the fact that corporate devices are in place that will inhibit or discourage takeover attempts could reduce the market value of our Common Stock.

                   NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus, including the documents incorporated by reference in this Prospectus, contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "intend," "anticipate," "believe,"

"estimate" and "continue" or other similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial condition or state other forward-looking information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control. The factors listed in the section captioned "Risk Factors", as well as any cautionary language in this prospectus, or in documents incorporated by reference in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our common stock, you should be aware that the occurrence of the events described in the "Risk Factors" section and elsewhere in this prospectus could have a material adverse effect on our business, operating results and financial condition.


                      WHERE YOU CAN FIND MORE INFORMATION

     Federal securities law requires us to file information with the SEC concerning our business and operations. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also copy and inspect such reports, proxy statements and other information at the following regional offices of the SEC:

               New York Regional Office               Chicago Regional Office
               7 World Trade Center                   Citicorp Center
               Suite 1300                             500 West Madison Street
               New York, NY 10048                     Suite 1400
                                                      Chicago, IL 60661

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public on the SEC's web site at http://www.sec.gov. You can also inspect our reports, proxy statements and other information at the offices of the Nasdaq Stock Market.

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this Prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (File No. 000-21535) and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     . Annual Report on Form 10-K for the fiscal year ended July 31, 2000 (including information specifically incorporated by reference into our Form 10-K from our Proxy Statement for our 2000 Annual Meeting of Stockholders);

     . Quarterly Reports on Form 10-Q for the quarters ended October 31, 2000, January 31, 2001 and April 30, 2001;

     .   Current Reports on Form 8-K dated April 17, 2001 and June 28, 2001;

     . The description of our Common Stock contained in the Registration Statement on Form 8-A dated October 11, 1996 and the description of the common share purchase rights attached to our Common Stock contained in the Registration Statement on Form 8-A dated June 28, 2001.

     This Prospectus is part of eight Registration Statements we filed with the SEC (Nos. 333-11247, 333-28993, 333-35249, 333-30336, 333-40982, 333-53000, 33-
57764 and 333-_____). You may request a free copy of any of the above filings by writing or calling:

                              Investor Relations
                              ProsoftTraining.com
                         3001 Bee Caves Rd., Suite 300
                               Austin, TX 78746
                             Phone (512) 225-5753

     You should rely only on the information incorporated by reference or provided in this Prospectus or any supplement to this Prospectus. We have not authorized anyone else to provide you with different information. The Selling Stockholders should not make an offer of these Shares in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any supplement to this Prospectus is accurate as of any date other than the date on the cover page of this Prospectus or any supplement.

                           ABOUT PROSOFTTRAINING.COM

         We are a leading provider of professional information technology skills content, training and certification. We sell and license our courseware, offer instruction services, and provide technology skills certification through our brand, CIW and CCNT, to training companies, internal corporate training departments and academic institutions around the world. Our products allow individuals to develop, upgrade and certify their information technology skills.

         Our Internet courses, which are organized around job-role certifications are vendor-neutral, encompass a wide range of topics, including internetworking, web site design, e-commerce security and Java. We believe vendor-neutrality is important, as the Internet is comprised of multiple hardware and software providers with which Internet professionals must be familiar. As core Internet technologies continue to evolve, we intend to leverage our content development capability to ensure that we meet the needs of our customers. Our content is available in multiple delivery formats, including traditional classroom settings offered by our CIW Authorized Training Providers, or CIW ATPs, as well as customized courseware, CD-ROM, Web-based training and distance learning through our CIW2Go program.

         Our principal executive offices are located at 3001 Bee Caves Road, Suite 300, Austin, Texas 78746, and our telephone number is (512) 328-6140. Our Web site is located at www.prosofttraining.com. Information contained on our Web site is not a part of this prospectus.

         Our predecessor entity, Professional Development Institute was formed as a sole proprietorship on February 1, 1995. On December 8, 1995, Pro-Soft Development Corp. was incorporated in California, and effective January 1, 1996, Professional Development Institute contributed its assets and liabilities to Pro-Soft Development Corp. in exchange for shares of Pro-Soft Development Corp. common stock. In March 1996, Pro-Soft Development Corp. became a wholly-owned subsidiary of Tel-Fed, Inc., a Nevada corporation, through a reverse merger and Tel-Fed, Inc. changed its name to Prosoft Development, Inc. In October 1996, Prosoft Development, Inc. changed its name to Prosoft I-Net Solutions, Inc. In January 1999, Prosoft I-Net Solutions changed its name to ProsoftTraining.com.

                                 THE OFFERING

Common Stock Offered by the Selling Stockholders.......  6,209,961 shares(1)
Common Stock to be outstanding after this Offering.....  24,782,057 shares(1)(2)
Use of Proceeds........................................  Other than the exercise price of the common
                                                         stock purchase warrants
                                                         ("Warrants") which are
                                                         exercisable, we will
                                                         receive none of the
                                                         proceeds from the sale
                                                         of shares by the
                                                         Selling Stockholders.
                                                         We would receive gross
                                                         proceeds of $8,131,922
                                                         if all of the Warrants
                                                         are exercised. Any
                                                         proceeds we receive
                                                         will be utilized for
                                                         working capital and
                                                         general corporate
                                                         purposes.
NASDAQ National Market System Symbol...................  POSO

(1)   Includes 1,279,426 shares issuable upon exercise of the Warrants.
(2) Doesnot include 3,020,209 shares reserved for issuance upon the exercise of outstanding stock options.


                                USE OF PROCEEDS

      Other than the exercise price of such of the Warrants as may be exercised, we will not receive any proceeds from the sale of Shares by the Selling Stockholders. Holders of the Warrants are not obligated to exercise their Warrants, and there can be no assurance that they will choose to exercise all or any of their Warrants. The gross proceeds to us in the event that all of the Warrants are exercised would be $8,131,922. Proceeds we receive, if any, will be utilized for working capital and general corporate purposes.

                             SELLING STOCKHOLDERS

         All of the Shares offered by this Prospectus are being offered by the Selling Stockholders for their own respective accounts. Substantially all of the Selling Stockholders purchased their Shares in private placement investments in us, which we believe were exempt from the registration requirements of federal securities law under the Regulation D private placement exemption. The following table sets forth certain information as of June 20, 2001, with respect to the Selling Stockholders:

                                                                   Share
                                                               Beneficially            Shares               Shares
                                                                   Owned               Covered        Beneficially Owned
                                                                 Prior to                By               after the
                 Name of Selling Stockholder                     Offering            Prospectus          Offering(1)
                 ---------------------------                     --------            ----------          -----------
AGAPE International Center of Truth                                1,000                  1,000                  0
Alaimo, Janet                                                      2,000                  2,000                  0
Anderson, Erik T.                                                    750                    750                  0
Banc of America Capital Management Funds I Small Cap
 Growth Fund                                                       3,500                  3,500                  0
Baird, Jerrell M. (2)                                            427,054                 20,000            407,054(3)
Bear Stearns FBO Christopher J. Platt IRA                          1,000                  1,000                  0
Bear Stearns FBO Ruth Stallman IRA                                 2,000                  2,000                  0
Broberg, Adele                                                     1,294                    862                432(4)
Broberg, Alice                                                     1,294                    862                432(4)
Broberg, Carol                                                     1,294                    862                432(4)
Broberg, Frederick                                                 1,294                    862                432(4)
Broberg, Hayden                                                    1,294                    862                432(4)
Broberg, Orrin                                                    81,790                 54,526             27,264(4)
Broberg, Virginia                                                 27,243                 18,162              9,081(4)
Burton, Jim                                                          677                    452                225(4)
Charles Schwab and Company FBO Matthew Linsey                     15,000                 15,000                  0
Clark Fork Medical Assn. Trust                                    10,891                 10,891                  0
Common Sense Partners                                            159,301                 57,500            101,801(4)
Corbin, Brooks A. (5)                                              2,333                  2,333                  0
D'Ambrosio, Louis J.                                              57,228                 25,000             32,228(4)
Danks, Don (6)                                                     4,000                  4,000                  0
Davis, Gart D.                                                     2,680                  2,680                  0
Dowling, Benjamin                                                    300                    300                  0
Drake Personnel (New Zealand) Limited                          1,542,422              1,161,615            380,807(7)
Eagle Growth Limited Partnership                                 228,906                100,000            128,906(4)
Ebbets Field International, Ltd.                                 153,749                153,749                  0
F&S Partnership                                                   15,000                 15,000                  0
Fidelity Management Trust Co. FBO John Ryan IRA                   16,775                 16,775                  0
Fleming, David                                                     5,000                  5,000                  0
Fliege, James Ritchie                                             13,614                 13,614                  0
Franklin, William I.                                              43,000                 25,000             18,000(4)
Freadhoff, Keith (8)                                               1,000                  1,000                  0

Fuller, J. William (9)                                            21,641                 20,641              1,000(4)
Geren, Preston M. III, Trustee                                    78,422                 25,000             53,422(4)
Gladstein, Gary                                                   32,228                 20,000             12,228(4)
Gorman, Chuck                                                     13,146                  8,764              4,382(4)
Grafstein, Casey Marsha                                            5,000                  5,000                  0
Gramm, Colton                                                      1,000                  1,000                  0
Harbor Growth Fund                                               110,000                110,000                  0
Harold, Thomas                                                     1,692                  1,128                564(4)
Harrison, Jody                                                     8,066                  5,378              2,688(4)
Hunt Capital Growth Fund II, L.P. (10)                         1,629,220              1,629,220                  0
International Webmaster Association                               15,500                 15,500                  0
International Direct Marketing Consultants                        33,549                 33,549                  0
Investor Contacts Ltd.                                           377,650                377,650                  0
Investment Transaction                                            58,500                 58,500                  0
Ketcher, Frederick                                                26,509                 26,509                  0
Kesselring, William                                               64,300                  7,500             56,800(4)
Khaled, Michael E.                                                25,000                 25,000                  0
King, Bradley J.                                                   6,188                  6,188                  0
Kopor, Betsy                                                         500                    500                  0
Langberg, Leslie                                                  10,405                 10,405                  0
Leese, Dennis                                                     10,786                  7,190              3,596(4)
Lexington Venture Capital LLC                                     40,000                 40,000                  0
McHugh, Patrick                                                    9,996                  9,996                  0
Mills, John L.                                                    12,932                  8,622              4,310(4)
Montesi, Terry                                                    35,385                 35,385                  0
Nations Small Company Fund                                       105,300                105,300                  0
Owens Illinois                                                    70,000                 70,000                  0
Pabrai, Uday Om (11)                                              77,862                 77,862                  0
Pelleg, Ron                                                        1,000                  1,000                  0
Peninsula Fund L.P.                                              250,000                250,000                  0
Quota Rabbico N.V.-Shapiro                                        96,626                 96,626                  0
Richardson, William E. (12)                                       25,000                 25,000                  0
Ropar LLC                                                        100,000                100,000                  0
Rosen, Harvey                                                     50,000                 50,000                  0
Ruenitz & Associates                                              17,500                 17,500                  0
Schmidt, Eric                                                      3,000                  3,000                  0
Schmidt Family Trust                                              10,000                 10,000                  0
Schultz Construction                                               5,000                  5,000                  0
Service Master Venture Fund, LLC                                  38,995                 38,995                  0
Service Master Foundation                                         15,965                 15,965                  0
Shannon Free Airport Development Company Ltd.                     90,750                 90,750                  0
Shannon Ventures Ltd.                                             12,500                 12,500                  0
Shapiro, Steven                                                   22,885                 22,885                  0
Skowyra, Ray                                                       1,694                  1,130                564(4)
Small Cap Equity Fund                                              8,000                  8,000                  0

Stallman, Andrew (13)                                             48,500                 15,000             33,500(4)
Steward Insurance Company                                        415,754                203,751            212,003(4)
Suleiman, Anver                                                    9,278                  6,700              2,578(4)
Suleiman, John                                                     4,192                  1,900              2,292(4)
Trimble, Kelly                                                       371                    371                  0
Trinity Executive Recruiters                                       8,750                  8,750                  0
Turnbow Investment Co. L.C.                                        5,724                  5,724                  0
Turnbow, Cary                                                      2,845                  2,845                  0
Turnbow, Jamie                                                     2,879                  2,879                  0
Turnbow, Lynn                                                    123,846                123,846                  0
T. Rowe Price New Horizons Fund                                1,175,000                500,000            675,000(14)
Underwood, Gerald B.                                               5,000                  5,000                  0
Underwood, Kevin                                                   2,000                  2,000                  0
Vanderhoof, Michael D.                                           129,454                 50,000             79,454(4)
VanZandt, Gloria                                                   7,000                  7,000                  0
Wilen, Sylvia                                                     10,700                 10,700                  0
Williams, David R.                                                10,000                  2,000              8,000(4)
Williams, Kelly                                                    1,000                  1,000                  0
World Horizon Aggressive Growth Fund                               3,200                  3,200                  0
WWW Internet Fund                                                164,454                 50,000            114,454(4)
                                                             -----------        ---------------     --------------
                                                               8,584,322(15)          6,209,961(16)      2,374,361
                                                             ===========        ===============     ==============

  (1) Assumes that each Selling Stockholder sells all of the Shares to which this Prospectus relates.

  (2) Mr. Baird is Chairman of the Board and Chief Executive Officer of the Company.

  (3)  Represents 1.7% of our shares after this offering.

  (4)  Represents less than 1% of our shares after this offering.

  (5)  Mr. Corbin is a former officer of the Company.

  (6)  Mr. Danks is a former officer and Director of the Company.

  (7)  Represents 1.6% of our shares after this offering.

  (8)  Mr. Freadhoff is a former officer and Director of the Company.

  (9)  Mr. Fuller is a Director of the Company.

  (10) J.R. Holland is a Director of the Company, and President and Chief Executive Officer of Unity Hunt, Inc., an affiliate of Hunt Capital Growth Fund II, L.P.

  (11) Mr. Pabrai is a former officer and Director of the Company.

  (12) Mr. Richardson is a former Director of the Company.

  (13) Mr. Stallman is a former Director of the Company.

  (14) Represents 2.9% of our shares after this offering.

  (15) Includes 300,000 shares subject to currently exercisable options and 1,279,426 shares subject to currently exercisable warrants of the Company.

  (16) Includes 1,279,426 shares subject to currently exercisable warrants.

                             PLAN OF DISTRIBUTION

         We are registering the Shares on behalf of the Selling Stockholders. As used in this Prospectus, the term "Selling Stockholder" includes donees, pledges, transferees or other successors-in-interest selling Shares received as a gift, pledge, partnership distribution or other non-sale related transfer after the date of this Prospectus from a named Selling Stockholder. All costs, expenses and fees in connection with the registration of the Shares offered hereby will be borne by us. The Selling Stockholders will pay any brokerage commissions or similar selling expenses attributable to the sale of the Shares. The Selling Stockholders may effect sales of Shares from time to time in one or more types of transactions (which may include block transactions) on the Nasdaq National Market System, in negotiated transactions, through put or call options transactions relating to the Shares, through short sales of Shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. These transactions may involve brokers or dealers.

         The Selling Stockholders may effect such transactions by selling Shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The Selling Stockholders and any broker-dealers that act in connection with the sale of Shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933 (the "Securities Act"), and any commissions received by such broker-dealers and any profit on the resale of the Shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. We have agreed to indemnify each Selling Stockholder against certain liabilities, including liabilities arising under the Securities Act. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.

         The Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act because they may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. We have informed the Selling Stockholders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales in the market.

         Selling Stockholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

         Upon notification to us by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this Prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealers, (ii) the number of Shares involved, (iii) the price at which such Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, (v) that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus and (vi) other facts material to the transaction. In addition, upon notification to us by a Selling Stockholder that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 Shares, a supplement to this Prospectus will be filed.

                                    EXPERTS

         Our consolidated financial statements as of July 31, 2000 and 1999 and for each of the three years in the period ended July 31, 2000 incorporated by reference in this prospectus have been audited by Grant Thornton LLP, independent auditors, as stated in their report incorporated by reference in this prospectus, and have been so incorporated in reliance on Grant Thornton LLP's report, given on their authority as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates, except the Securities and Exchange Commission registration and Nasdaq filing fees.

Securities and Exchange Commission registration fee.......................  $     205.24
FAccounting fees and expenses.............................................  $   1,500.00
Other legal fees and legal expenses.......................................  $   3,500.00
Miscellaneous expenses....................................................  $   1,000.00
                                                                            ------------
          Total...........................................................  $   6,205.24
                                                                            ============

Item 15.  Indemnification of Directors and Officers.

         Nevada law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that he or she was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to
(x) any threatened, pending or completed action or suit by or in the right of the corporation against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by him or her, in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that indemnification may not be made for any claim, issue or matter as to which he or she has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper, and (y) any other threatened, pending or completed action, suit or proceeding against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if he or she acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. To the extent that a director, officer, employee or agent has been successful on the merits or otherwise in defense of any such action, suit or proceeding or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense. The articles of incorporation, bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending any such action must be paid as incurred and in advance of the final disposition of such action, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Nevada law also permits the corporation to purchase and maintain insurance on behalf of the corporation's directors and officers against any liability arising out of their status as such, whether or not the corporation would have the power to indemnify him against such liability. These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act.

         Our amended and restated articles of incorporation provide that we shall indemnify any of our directors or officers in connection with certain actions, suits or proceedings, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Our amended and restated articles of incorporation also provide that none of our officers or directors shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duties as an officer or director, provided that such provision does not eliminate or limit the liability of a director or officer to the extent provided by applicable law for (a) acts or omissions that involve intentional misconduct, fraud or a knowing violation of law, or (b) authorizing the payment of illegal dividends or distributions.

         Our bylaws generally require us to indemnify, as well as to advance expenses, to our directors and officers to the fullest extent permitted by Nevada law upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it should ultimately be determined that they are not entitled to indemnification by us.

         We maintain liability insurance for our directors and officers covering, subject to certain exceptions, any actual or alleged negligent act, error, omission, misstatement, misleading statement, neglect or breach of duty by such directors or officers, individually or collectively, in the discharge of their duties in their capacity as directors or officers of our company.

Item 16.  Exhibits and Financial Statement Schedules.

                                 EXHIBIT INDEX

 Exhibit
   No.                           Description of Exhibits
   ---                           -----------------------

2 Agreement and Plan of Reorganization dated March 26, 1996 between the Company, Pro-Soft Development Corp. and the shareholders of Pro-Soft Development Corp. Filed as Exhibit 2 to the Company's Registration Statement on Form S-1 (No. 333-11247) ("Registration Statement No. 333-11247") and incorporated herein by reference.

3.1    Restated Articles of Incorporation of the Company, as amended. Filed as
       Exhibit 3.1 to Registration Statement No. 333-53000 and incorporated herein by reference.

3.2 Amended and Restated Bylaws of the Company. Filed as Exhibit 3.2 to Registration Statement No. 333-11247 and incorporated herein by reference.

4.1 Specimen Stock Certificate. Filed as Exhibit 4 to Registration Statement No. 333-11247 and incorporated herein by reference.

4.2 Rights Agreement dated as of June 27, 2001, between the Company and Interwest Transfer Company, Inc., which includes the form of Right Certificate as Exhibit A and the Summary of Rights as Exhibit B. Filed as
       Exhibit 4.1 to the Company's Current Report on Form 8-K dated June 28, 2001 (the "June 2001 Form 8-K") and incorporated herein by reference.

5.1    Legal Opinion of Jeffrey Korn.

10.1 Pro-Soft Development Corp. 1996 Stock Option Plan. Filed as Exhibit 10.1 to Registration Statement No. 333-11247 and incorporated herein by reference.

10.2   ProSoft I-Net Solutions, Inc. Amended 1996 Stock Option Plan. Filed as
       Exhibit 10.2 to Registration Statement No. 333-35249 and incorporated herein by reference.

10.3 Form of Indemnification Agreement between the Company and its Directors and Officers. Filed as Exhibit 10.13 to Registration Statement No. 333-11247 and incorporated herein by reference.

10.4 Registration Rights Agreement dated as of December 2, 1998 among the Company and various investors. Filed as Exhibit 10.20 to Registration Statement No. 333-35249 and incorporated herein by reference.

10.5 Accounts Receivable Purchase Agreement dated as of November 6, 1998 by and between the Company and Silicon Valley Financial Services (a division of Silicon Valley Bank). Filed as Exhibit 10.4 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended January 31, 1999 and incorporated herein by reference.

10.6   Employment Agreement dated February 1, 2000 between the Company and David
       I. Perl. Filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2000 and incorporated herein by reference.

10.7 Employment Agreement dated February 1, 2000 between the Company and Jerrell M. Baird. Filed as Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2000 and incorporated herein by reference.

10.8 Securities Purchase Agreement dated as of November 22, 1999 among the Company and Hunt Capital Growth Fund, II L.P. Filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended October 31, 1999 and incorporated herein by reference.

10.9 Registration Rights Agreement dated as of November 22, 1999 among the Company and Hunt Capital Growth Fund, II L.P. Filed as Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended October 31, 1999 and incorporated herein by reference.

10.10 Warrant Agreement dated as of November 22, 1999 among the Company and Hunt Capital Growth Fund, II L.P. Filed as Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended October 31, 1999 and incorporated herein by reference.

10.11 Stock Purchase Agreement dated as of June 27, 2000 by and among the Company, Drake Personnel (New Zealand) Limited and ComputerPREP, Inc. Filed as Exhibit 2.1 to the Company's Current Report on Form 8-K dated June 27, 2000 and incorporated herein by reference.

10.12 Registration Rights Agreement dated as of June 27, 2000 by and among the Company and Drake Personnel (New Zealand) Limited. Filed as Exhibit 10.1 to the Company's Current Report on Form 8-K dated June 27, 2000 and incorporated herein by reference.

10.13 Common Stock Purchase Warrant dated June 27, 2000 to purchase 300,000 shares issued to Drake. Filed as Exhibit 10.2 to the Company's Current Report on Form 8-K dated June 27, 2000 and incorporated herein by reference.

10.14 Common Stock Purchase Warrant dated June 27, 2000 to purchase 300,000 shares issued to Drake. Filed as Exhibit 10.3 to the Company's Current Report on Form 8-K dated June 27, 2000 and incorporated herein by reference.

10.15 Securities Purchase Agreement dated June 27, 2000 by and among the Company and various investors. Filed as Exhibit 10.4 to the Company's Current Report on Form 8-K dated June 27, 2000 and incorporated herein by reference.

10.16 Registration Rights Agreement dated June 27, 2000 by and among the Company and various investors. Filed as Exhibit 10.5 to the Company's Current Report on Form 8-K dated June 27, 2000 and incorporated herein by reference.

10.17   Employment Agreement dated July 17, 2000 between the Company and Robert
        S. Gwin. Filed as Exhibit 10.25 to the Company's Annual Report on Form 10-K dated October 25, 2000 and incorporated herein by reference.

10.18 Employment Agreement dated April 21, 2000 between the Company and Jeffrey Korn. Filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2001 and incorporated herein by reference.

10.19 Prosofttraining.com 2000 Stock Incentive Plan. Filed as Exhibit 99.1 to the Company's Registration Statement on Form S-8 (333-51360) and incorporated herein by reference.

10.20   Prosofttraining.com 2000 Employee Stock Purchase Plan. Filed as Exhibit
        99.2 to the Company's Registration Statement on Form S-8 (333-51360) and incorporated herein by reference.

21 Subsidiaries of the Company. Filed as Exhibit 21 to Registration Statement No. 333-53000 and incorporated herein by reference.

23.1    Consent of Grant Thornton LLP.

23.2    Consent of Jeffrey Korn (included in the opinion filed as Exhibit 5.1).

24      Power of Attorney. (See page II-7).

Item 17.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising from the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on the 26th day of June 2001.

                                             PROSOFTTRAINING.COM


                                             By: /s/  Jerrell M. Baird
                                                 -------------------------------
                                                 Jerrell M. Baird,
                                                 Chief Executive Officer



                               POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Jerrell M. Baird and William J. Weronick, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on June 26, 2001:

Signature                                         Title

/s/ Jerrell M. Baird           Chief Executive Officer and Chairman of the Board
--------------------------
Jerrell M. Baird               (Principal Executive Officer)

/s/ Robert G. Gwin             Chief Financial Officer (Principal Financial and
--------------------------
Robert G. Gwin                 Accounting Officer)

/s/ J. William Fuller          Director
--------------------------
J. William Fuller

/s/ J.R. Holland, Jr.          Director
--------------------------
J.R. Holland, Jr.

/s/ Jeffrey G. Korn            Director and General Counsel
--------------------------
Jeffrey G. Korn

/s/ Charles McCusker           Director
--------------------------
Charles McCusker

/s/ Dr. Edward Walsh           Director
--------------------------
Dr. Edward Walsh